NUMBER                                                              SHARES
   PRA-001                                                              800

                HYPERDYNAMICS CORPORATION, a Delaware corporation

                            Series A Preferred Stock

This  Certifies  that    Cache Capital USA, L.P.   is the owner of Eight Hundred
                      ----------------------------                 -------------
(800)--------------  fully  paid and non-assessable Shares of Series A Preferred
-------------------
Stock, $0.001 par value per share transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated  January  12,  2000
       ------------------

/s/  Kent  Watts                                      Lewis  B.  Ball
-------------------------                            -------------------------
President                                            Secretary



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